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                                                                     EXHIBIT 5.1

                     [LETTERHEAD OF O'MELVENY & MYERS LLP]

                                     October
                                     2nd
                                     1997


Doskocil Manufacturing Company, Inc.
4209 Barnett
Arlington, Texas 76017


          Re:  Registration Statement on Form S-4


Ladies and Gentlemen:

          We have acted as securities counsel to Doskocil Manufacturing Company, Inc., a Texas corporation ("the Company"), in connection with the exchange of the Company's outstanding 10 1/8% Senior Subordinated Notes Due 2007 (the "Old Notes") for newly issued 10 1/8% Senior Subordinated Notes Due 2007 (the "New Notes") which are being registered under the Securities Act of 1933, as amended, by means of a Registration Statement on Form S-4 (the "Registration Statement"), as filed with the Securities and Exchange Commission (the "Commission").

          We have examined such documents and records, and other certificates, opinions and instruments and have conducted such investigation as we have deemed necessary as a basis for the opinion expressed below. As to factual matters relevant to our opinion expressed below, we have relied, without independent investigation, upon all of the foregoing, upon certificates of the officers of the Company and of public officials, and upon public records.
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Doskocil Manufacturing Company, Inc.
Page 2


          We are opining herein only as to United States federal law and the laws of the State of New York. On the basis of the foregoing, and in reliance thereon, and subject to the limitations, qualifications and exceptions set forth below, we are of the opinion that:

          Assuming the due authorization of the New Notes by the Company, when executed and authenticated in accordance with their terms and the terms of the indenture, dated September 19, 1997, between the Company and First Trust National Association, and delivered in exchange for the Old Notes pursuant to the Indenture and the exchange offer, the New Notes will be valid and binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except (i) as may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium or other similar laws affecting the rights of creditors generally,
(ii) for the effect of general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief regardless of whether enforcement is brought in a proceeding at law or in equity and (iii) the waiver as to stay, extension or usury laws may not be enforceable.

          Our opinion with respect to the validity, binding effect and enforceability of the New Notes is subject to (a) the unenforceability under certain circumstances of provisions to the effect that rights or remedies are not exclusive, that rights or remedies may be exercised in addition to or with any other right or remedy, that election of a particular remedy or remedies does not preclude recourse to one or more other remedies, or that failure to exercise or delay in exercising rights or remedies will not operate as a waiver of any such right or remedy, (b) the unenforceability under certain circumstances of provisions expressly or by implication waiving broadly or vaguely stated rights, unknown future rights, defenses to obligations, rights granted by law or objections to the bringing of an action or proceeding in a particular jurisdiction, where such waivers are against public policy or prohibited by law, and (c) the unenforceability under certain circumstances of any provisions which impose penalties or forfeitures.

          We express no opinion regarding the statutes, administrative decisions, rules, regulations or requirements of any county, municipality, subdivision or local authority of any jurisdiction. We express no opinion regarding any bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium or other similar laws affecting the rights of creditors generally.



                                         Respectfully submitted,

                                         /s/ O'MELVENY & MYERS LLP

                                         O'Melveny & Myers LLP